                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into on October 10, 2002, by and between, EnerTeck Chemical Corporation, a Texas corporation (the "Company") on the one hand, and Allan F. Dow & Associates, Inc., also a Texas corporation (the "Consultant") on the other hand. This agreement supercedes any agreements executed by the parties regarding services provided by the Consultant to the Company made on this date or prior thereto.

         In consideration of the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. For a period of one (1) year from the date hereof, at such times as reasonably requested by the Company, Consultant shall make himself available by telephone or in person to advise and consult with the Company regarding the following: providing advice regarding the recruitment and/or utilization of board members, advisors, consultants, and key executives consistent with the business objectives of the Company, providing advice regarding business and marketing strategies, providing advice in the area of human resources, including in connection with the creation and implementation of employee policies and employee policy manuals, employee benefit programs, affirmative action policies, compensation policies, job descriptions; coordinating and implementing marketing strategies. Furthermore, Consultant will be available upon the request of the Board of Directors to obtain the services of, negotiate with, act as a laison to and coordinate the activities of the various professionals needed to assist the Company in effecting its business plan.

         2. Compensation. As consideration for the Consultant hereby agreeing and representing to be available and for being available to provide the services described hereunder to the Company, the Company shall compensate Consultant with payment of a $50,000 retainer fee payable in three (3) installments. The initial payment of $10,000 is due at the time of execution of this Agreement. The second payment of $10,000 will be due November 1, 2002, with the balance of $30,000 due and payable on March 1, 2003.

In addition to the foregoing Fees, Company agrees to reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in performing Consulting Services in Paragraph 1., above. All expenses and any charges for Professional Services must be pre-approved by Company.

Finally, the Consultant will be issued five year warrants to purchase up to a seven and one-half percent equity interest in the Company as of this date for a total purchase price of up to $600,000 (the "Warrant Formula").

In the event that the Company, during the term of this agreement, becomes an entity whose common stock becomes publicly traded, and/or merges with, acquires, is acquired by, becomes an affiliate of, or forms any other business combination with a publicly traded corporation (in any case, the "Public Entity"), the Consultant will be issued warrants in the Public Entity based upon the Warrant Formula as applied to the capital structure of the Public Entity. The shares underlying the warrants issued by the Public Entity shall have registration rights attached to them. The exact warrant exercise price and the number of warrants to be issued by the Public Entity to the Consultant will be determined by mutual agreement subsequent to the event that results in the Public Entity. This mutual agreement shall be made into an amendment to this agreement signed by the Consultant, the Company and the Public Entity and attached to and made a part of hereof. The warrants are hereby deemed to have been earned upon the execution of this Consulting Agreement.

The Company agrees that it will make its obligations hereunder a condition of any transaction it effects with a publicly traded company during the term of this agreement.

         3. Independent Contractor. Consultant shall, at all times, render services pursuant to this Agreement as an independent contractor and not as an employee, agent or servant of the Company, nor shall Consultant, by reason of this Agreement or the services performed pursuant hereto, be deemed an employee of Company for purposes of withholding employee payroll taxes, contributions, pensions or otherwise.

         4. Representations and Warranties. Consultant represents and warrants that:

         (a) the services contemplated, rendered and for which he is compensated hereunder shall at no time include services for:

                           (i) acting as a broker, dealer or person who finds investors for the Company;
                           (ii) providing consulting services involving investor relations or shareholder communications;
                           (iii) Arranging or effecting mergers that take a private entity public;
                           (iv) identifying or assisting in identifying acquisition targets which identification results in the taking of a private company public;
                           (v) structuring or assisting in structuring mergers or other acquisitions that take a private company public;
                           (vi) rendering services that directly or indirectly promote or maintain a market for securities;
                           (vii) arranging financing that involves any securities issuance, whether equity or debt;
                           (viii) providing services that are primarily capital-raising or promotional in nature;
                           (ix) auditing the Company's financial statements;
                           (x) preparing or circulating a report or proxy statement required by the Securities Exchange Act of 1934, as amended, that is part of a promotional scheme that violates federal securities laws;
                           (xi) serving as counsel to the Company, its underwriters or any participating broker-dealer in a securities offering where the Company is the issuer; or

                           (xii) controlling or directing the resale of the Company Common Stock received hereunder in the public market or directly or indirectly receiving a percentage of the proceeds from such resales.

         (b) Consultant has not, at any time in his history, been subject to any of the events enumerated in paragraphs (f)(1) through (f)(6) of Item 401 of Regulation S-K under the Securities Act of 1933, the Securities Exchange Act of 1934, and the Energy Policy and Conservation Act of 1975.

         5. Termination.

         (a) In the event that either party materially or repeatedly defaults in the performance of any of their respective duties or obligations under this Agreement, and within thirty (30) days after written notice is given to the defaulting party specifying the default, and (i) such default is not substantially cured, or (ii) the defaulting party does not obtain the approval of the other party to a plan to remedy the default, then the party not in default may terminate this Agreement by giving written notice to the defaulting party.

         (b) If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, or breaches any warranty or representation contained herein, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice.

         6. Miscellaneous.

         (a) Assignment. Consultant may not assign any of his rights or obligations hereunder, without the Company's prior written consent, which the Company may withhold in its sole and absolute discretion.

         (b) Notice. All notices, demands or other communications to be given to any party hereunder shall be in writing. A notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, return receipt requested, or if transmitted by telegraph, telecopy or other electronic written transmission or if sent by overnight courier service, at the address of the applicable party. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed made seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed made at the time of confirmation of delivery thereof. Any party may change its address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles.

         (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         (e) Waivers. No waiver of compliance with any provision of this Agreement shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         (f) Amendments. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

         (g) Invalidity. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         (h) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         (i) Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (j) Income Tax Consequences. Consultant acknowledges that the Company has not advised Consultant regarding the tax implications of this Agreement. Each of the parties hereto has obtained or will obtain his or its own tax advice with respect to the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

THE COMPANY                                    THE CONSULTANT

EnerTeck Chemical Corporation                  Allan F. Dow & Associates, Inc.
a Texas  corporation                           a Texas corporation


By:  /s/ Dwaine Reese                          By: /s/ Kenneth O'Neill
Dwaine Reese                                       Kenneth O'Neill
Chief Executive Officer and President          Sr. Vice President